SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 7, 2010

ENDEAVOR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12835 East Arapahoe Road

Tower One, Penthouse #850

Englewood, CO 80112

(Address of principal executive offices)

(303) 726-0279

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          Effective May 7, 2010, we accepted the resignations of Mr. Brent Wilder as our Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary and as a director. Our Board of Directors appointed Mr. Richard O. Weed as our new Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. There were no disagreements between Mr. Wilder and our Board of Directors regarding any business practices or procedures.

Following is Mr. Weed’s resume:

          Mr. Richard O. Weed, age 47. Mr. Weed was appointed as our Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary and as a director in May 2010. For the past 10 years, Mr. Weed has been a partner in Weed & Co. LLP, Newport Beach, CA, a law firm that provides advice on capital formation and business strategy, including litigation. He received a B.B.A. degree from the University of Texas at Austin in 1984, a Juris Doctor degree from St. Mary’s University School of Law in 1987 and an M.B.A degree from the University of Southern California in 1992. In addition, Mr. Weed was an Adjunct Professor of Law at Western State University College of Law, Irvine, California from 1994-1996 and an Adjunct Professor of Business at DeVry Institute of Technology, Long Beach, California in 1997. He is currently a member of the State Bar of California and State Bar of Texas. Mr. Weed serves as an officer and director of SF Blu Vu, Inc., Gold Bag, Inc., and Cityside Tickets, Inc. He intends to devote approximately 10% of his time to our business affairs.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 11, 2010

ENDEAVOR POWER CORP. By: Richard O. Weed, Chief Executive Officer